Exhibit 10.16
Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.
September 21, 2010
Symetra Life Insurance Company
777 108th Ave NE, Suite 1200
Bellevue, WA 98004-5135
Chase Insurance Agency Inc.
Attn: Annuity Sales Program Manager
111 E. Wisconsin Ave, Suite 110
Milwaukee, WI 53222

Re:	Amendment to Symetra Select 5 Fixed Annuity Base Commissions
Dear Annuity Sales Program Manager:
As we had discussed and agreed, effective as of October 4, 2010, Symetra is amending the current Sales Agreement for fixed products between you and Symetra Life Insurance Company (“Agreement”) by replacing your current base commission schedule for the Select 5 Fixed Annuity product, with the enclosed schedule.
Any Select 5 application signed and submitted prior to October 4, 2010 will be paid in accordance with the commission schedule in effect at the time of submission.
All other provisions of the Agreement remain unchanged.
All of us at Symetra thank you for your business and look forward to continuing to help you to “reach for great things.” If you would like to learn more about our products, please contact your key account manager or visit us online at www.symetra.com/financial.

Sincerely,

Pat McCormick
Senior Vice President
Symetra Life Insurance Company
Enclosure
Stat: 24-33-9916

Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.
COMMISSION SCHEDULE
FOR FIXED ANNUITY PRODUCTS
Effective as of October 4, 2010

Product Name	Compensation Rate	Internal LSA Code
Select 5	For Attained Ages 80 and under:	3018
•	[***] on purchase payments between $10,000 and $49,999.99

•	[***] on purchase payments between $50,000 and $99,999.99

•	[***] on purchase payments of $100,000 and above

For Attained Ages 81 through 86:
•	[***] on purchase payments between $10,000 and $49,999.99

•	[***] on purchase payments between $50,000 and $99,999.99

•	[***] on purchase payments of $100,000 and above

For Attained Ages 87 through 90:
•	[***] on purchase payments between $10,000 and $49,999.99

•	[***] on purchase payments between $50,000 and $99,999.99

•	[***] on purchase payments of $100,000 and above

•	If the contract owner replaces the contract to a five year term at any time after the fifth contract year*, Company will pay Agency:	3010
(a) [***] of the contract value upon replacement for Attained
Ages up to and including 80; or

(b) [***] of the contract value upon replacement for Attained
Ages 81 to 86;

(c) [***] of the contract value upon replacement for Attained
Ages 87 to 90.

•	If the contract owner replaces the contract to a new three year term at any time after the fifth contract year*, Company will pay Agency
[***] of the contract value upon replacement for Attained Ages up to
and including 90.	3010ie

*	Upon replacement, the Company will issue a new contract to the contract owner.
CHARGEBACKS:
In the event that a contract is surrendered under the “free look” provision, or otherwise rescinded, then charge backs will be made against all compensation paid with respect to such contract.
In the event of a withdrawal within twelve (12) months from a contract’s issue date, Agency will be charged back compensation paid on the amount that exceeds 10% of such contract’s policy value. In the event of a full withdrawal within twelve (12) months from a contract’s issue date, Agency will be charged back all compensation paid with respect to such contract. The chargeback will be waived if the withdrawal:
•	Does not exceed the amount withdrawn under the 10%-Free Withdrawal provision of the contract;

•	Is a non-commissionable transfer or rollover between Company products;

•	Is made after the Owner is deceased or is eligible for a hospital or nursing home waiver;

•	Is part of a series of systematic withdrawals pursuant to Internal Revenue Code Section 72(t) or 401(a)(9) for qualified plans and Section 72 (q) or 72 (s) for non-qualified plans;

•	Is a payout under an annuitization option of the contract.
If the contract owner replaces the contract, the chargebacks above will apply during the first twelve (12) months from the new contract’s issue date.
THIS SCHEDULE MAY BE MODIFIED OR CANCELED BY COMPANY AT ANY TIME BY PROVIDING WRITTEN NOTICE.

AMENDMENT
This Amendment to the Agency Agreement dated as of September 26, 2006 between Symetra Life Insurance Company and Chase Insurance Agency, Inc. (“Amendment”) is made and entered into between Symetra Life Insurance Company (“Symetra”) and Chase Insurance Agency, Inc. (“Chase”), and is effective as of January 1, 2011 (“Effective Date”).
WHEREAS, Symetra and Chase entered into an Agency Agreement dated as of September 26, 2006 (the “Agency Agreement”); and
WHEREAS, Symetra and Chase desire to amend the Agency Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, Symetra and Chase agree as follows:
Symetra Life Insurance Company Terms and Conditions, LSA-282_JPM 09/2006, is hereby deleted in its entirety, and is hereby replaced by Symetra Life Insurance Company Terms and Conditions, LSA-282_JPM 01/2011, a copy of which is attached hereto as Exhibit A.
All other provisions of the Agency Agreement remain unchanged.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date indicated below, effective as of the Effective Date.

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Richard LaVoice Richard LaVoice

Title:	Executive Vice President

Date:

CHASE INSURANCE AGENCY, INC.

By:	/s/ Laura Pantaleo

Title:	President of Chase Insurance Agency

Date: 2/17/11

Exhibit A
Symetra Life Insurance Company
Terms and Conditions
General
1.	Values Statement
The Company has a history, tradition and reputation for high ethical standards. Agency agrees to adhere to the Values Statement, will avoid conflicts of interest, and will comply with all applicable laws.
Agency shall:
a.	Act with integrity, which includes being honest with customers and Company.

b.	Understand Company’s customers’ financial and insurance objectives and satisfy those objectives with suitable financial and insurance products and first-rate service.

c.	Provide clear and accurate advertising and sales materials to Company customers.

d.	Resolve customers’ complaints and disputes fairly and promptly.

e.	Take appropriate actions, including having adequate supervision, to comply with applicable laws.

f.	Compete actively and fairly so as to provide customers with needed services and products at reasonable prices. However, it is understood that Agency does not set product pricing.
2.	Confidentiality
Each party may furnish the other party with personal customer information that is non-public and confidential in nature. Except as required in order to perform its obligations and duties under this Agreement, to perform joint marketing efforts, or as permitted by law, neither party shall use or disclose such non-public or confidential information received from the other party.

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of personal customer information that provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access. Each party will notify the other of any breach of security and use diligent efforts to remedy any breach of security or unauthorized access in a timely manner. Each party agrees to cooperate with the other’s efforts to remedy any breach of security or unauthorized access.
3.	Company agrees that during the term of this Agreement and following its termination, Company shall not solicit any customer of Agency who purchases any product from the Company under this Agreement for any additional product or service without Agency’s prior written consent; provided, however, that Company may offer additional products or services to any such customers who become a customer of the Company through another agency relationship.

4.	Status and Authority of Agency
a.	Agency is an independent contractor, not an employee of Company, which has retained its right to exercise exclusive and independent control of its time, energy and skill in the conduct of its business.

b.	Agency is authorized to solicit applications for those life and health insurance products issued by the Company that are listed on the attached agency agreement pages; and to collect initial policy premiums and account deposits, and such other premiums as may be specifically authorized by the Company.
5.	Agency has no authority to:
a.	Make, alter or discharge any policy;

b.	Extend the time for payment of premiums;

c.	Waive or extend any policy provision;

d.	Incur any liability or expense on behalf of Company;

e.	Receive any money due or to become due to Company except initial policy premiums and account deposits and other such premiums as may be specifically authorized by the Company.
6.	Agency shall promptly submit applications and remit premiums and deposits to Company at its Home Office.

Agency shall be responsible to Company for the fidelity and acts of Agency representatives. Agency is responsible for ensuring that no business is solicited by any representative until that representative is authorized to represent the Company according to the applicable state regulations and after the Agreement effective date. Compensation is earned on premiums received after the Agency is appointed with the Company.

7.	Agency shall not pay or allow, or offer to allow, as an inducement to any person to insure or enroll, any illegal rebate of premium or other consideration due, or any other inducement not specified in the policy; nor make any misrepresentations or incomplete comparison for the purpose of inducing a policyholder in any other company to lapse, forfeit or surrender insurance.
Symetra Life Insurance Company ▪ 777 108th Avenue NE, Suite 1200 ▪ Bellevue, WA 98004-5135 ▪ www.symetra.com
Mailing Address: PO Box 34690 ▪ Seattle, WA 98124-1690 ▪ Phone 1-800-796-3872 ▪ TTY/TDD 1-800-833-6388
VL-148 8/07

Agency shall not use any sales material, illustrations or advertisement in which Company is identified, unless the written consent of Company is obtained. Company shall not use the name “Chase Insurance Agency, Inc.,” “JPMorganChase,” “JPMorgan,” “Chase” or any derivative thereof, in any manner whatsoever without the prior written consent of Agency, which consent may be withheld in Agency’s sole and absolute discretion.

8.	Agency must notify Company immediately if it becomes aware of any written or verbal complaint involving a Company product. A complaint is any communication primarily expressing a grievance. The distinction between an inquiry and a grievance lies in the language used and a reasonable interpretation of that language.

9.	Without liability to the Agency, the Company may withdraw from doing business in any jurisdiction, and may at its discretion withdraw, substitute, add or change rates on any plan or plans.

10.	Cost of Marketing Material. Company shall be responsible for all costs associated with creating and producing advertising and promotional material as well as for costs associated with providing such materials to Agency.

11.	Contact with Agency’s Representatives. Company, its affiliates and subsidiaries, shall not make any contact with the Agency’s representatives except as permitted under Agency’s guidelines as published by Agency from time to time, unless such contact is in regard to claims or servicing issues related to the products issued by Company.

12.	Service Level Requirements. Company shall maintain disaster recovery and contingency plans and information security policies and procedures acceptable to Agency. Company shall also exercise commercially reasonable efforts to achieve operational and service level requirements as set forth in Schedule attached hereto and as may be amended by Agency from time to time.
Suitability
Agency shall be responsible for reviewing the suitability of Company product sales by Agency representatives under all applicable state and federal laws, rules and regulations (“applicable laws”). Agency shall require Agency representatives to complete Agency’s suitability form, which form will comply with NAIC / FINRA suitability requirements, and shall provide a copy to the Company upon request. Agency shall meet or exceed the requirements established by the Suitability in Annuity Transactions Model Regulation adopted by the National Association of Insurance Commissioners (the “NAIC”) and any successor thereto. The suitability of Company product sales will also be reviewed by Agency’s affiliated broker-dealer.
Agency shall also be responsible for the training, supervision and control of Agency representatives in connection with their solicitation activities regarding Company products. Agency shall do each of the following:
1.	Ensure that Agency representatives complete all state and federally mandated continuing education and other training requirements, and use training materials furnished by the Company to provide or make provisions for providing training to Agency representatives regarding the sale of Company products. Such training shall also include but not be limited to general product training on requirements regarding suitability, replacement, and anti-money laundering. Agency shall maintain records regarding the training provided to Agency representatives, and shall provide proof of the training upon request by the Company.

2.	Establish and maintain a system which will ensure that recommendations by Agency representatives to customers will be reviewed by Agency’s affiliated broker-dealer, to achieve compliance with all applicable laws.

3.	Establish and maintain procedures for capturing customer information which is required for making a suitability determination in accordance with all applicable laws, and for assuring Agency’s compliance with all applicable laws.

4.	Maintain accurate records and conduct periodic reviews of its records to verify that Agency is in compliance with all applicable laws, and provide such records to Company upon written request.

5.	Submit to Company a certification signed by an officer of the Agency, upon written request, which certifies that Agency has a reasonable basis to believe that it is in compliance with its policies and procedures and with all applicable laws.

6.	Company shall have the right at its expense, upon reasonable notice to Agency, to audit Agency records and practices in order to determine whether the Agency is in compliance with its policies and procedures and with all applicable laws.

Compensation
1.	Compensation will be paid in accordance with the most current Schedule(s) in effect at the time the business is approved by the Company. The right to receive compensation is conditioned on Agency’s satisfactory service to customers and on Agency’s continuing status as servicing agency, as determined by the Company.

2.	The Company may establish a reasonable minimum amount for compensation payments. If the amount due is less than such sum, the balance will be carried forward to the next payment date until the minimum amount is reached.

3.	Undistributed compensation in the hands of Company and its affiliates may be applied at any time to and as an offset on any due and unpaid obligations of Agency to Company and its affiliates. If compensation owed by Agency to Company exceeds compensation payable to Agency, then Agency will immediately repay Company compensation owed to Company.

4.	Neither this Agreement, nor any of the benefits to accrue hereunder, shall be assigned or transferred, either in whole or in part, without prior written consent of the Company with the exception of an assignment or transfer resulting by (a) a consolidation or merger of the Agency or their parent corporation into or with any other entity where the Agency or their parent corporation, or any entity controlled by the Agency or their parent coporation is the surviving entity; or (b) a sale, transfer or other disposition of all, or substantially all, of the assets of Agency or their parent corporation, in a single transaction or series of related transactions, to any person or entity, or group of related persons or entities, controlled by the Agency or their parent corporation, or any entity controlled by the Agency or their parent corporation.

5.	Company at any time, by written notice to Agency may change the compensation allowed under this Agreement as to new business effective on or after the date of such notice.

6.	If Company returns any portion of the premiums on a policy previously issued, Agency will pay to Company the compensation previously received with respect to the returned premiums. In addition, Agency will refund to Company compensation on canceled insurance, and on reductions in premiums, at the same rate as those on which compensation was originally received.
Termination
1.	Commissions, sales fees, service fees and any other compensation payable after this Agreement has been terminated shall be as specified in the applicable schedules, subject to any offset on any due and unpaid obligation to the Company and affiliates. Payment of any compensation will be subject to all terms and conditions of the most current Schedule(s) in effect, regardless of whether such schedule(s) was part of the Agreement at the time of termination.

2.	This Agreement shall terminate immediately and the Agency shall forfeit any and all compensation accruing hereunder, if any of the following acts are committed by the Agency representatives:
a.	Withholding any property belonging to the Company after demand for its relinquishment has been made by the Company;

b.	Willfully misappropriating funds belonging to the Company;

c.	Committing any other fraudulent act against the Company or its policyholders;

d.	Doing any act which results in having the required license to act as an insurance agent or broker canceled by any state insurance department;

e.	Encouraging Company customers to replace their Company products through systematic campaigns of replacement evidenced by written memoranda, instructions, sales guides, or incentive compensation designed to encourage such replacement; and

f.	Making any representation or doing any act injuring the business or reputation of the Company.
THE FAILURE OF THE COMPANY TO ENFORCE ANY PROVISION OF THIS AGREEMENT SHALL NOT CONSTITUTE A
WAIVER BY THE COMPANY OF ANY SUCH PROVISION. THE PAST WAIVER OF A PROVISION BY THE COMPANY SHALL NOT CONSTITUTE A COURSE OF CONDUCT OR A WAIVER IN THE FUTURE OF THAT SAME PROVISION.